This Registration Rights Agreement (this "Agreement") is made and entered into as of July 9, 1999, by and among Middle American Tissue Inc., a Delaware corporation (the "Company"), and the parties listed on the signature pages hereof (the "Initial Purchasers") which have agreed to purchase the Company's 15% Series A Senior Discount Notes due 2007 (the "Series A Notes") pursuant to the Purchase Agreement (as defined).

     This Agreement is made pursuant to the Purchase Agreement, dated July 9, 1999 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (the "Indenture"), dated as of July 9, 1999, by and between the Company and The Chase Manhattan Bank, as Trustee, relating to the Series A Notes and the Series B Notes (as defined).

     The parties hereby agree as follows:

SECTION 1. DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act: The Securities Act of 1933, as amended.

     Affiliate: As defined in Rule 144 of the Act.

     Affiliated Market Maker: A Broker-Dealer who is deemed to be an Affiliate of the Company.

     Board of Directors: Means the Board of Directors of the Company, or any authorized committee of the Board of Directors of the Company.

     Broker-Dealer: Any broker or dealer registered under the Exchange Act.

     Certificated Securities: Definitive Notes, as defined in the Indenture.

     Closing Date: July 9, 1999.

     Commission: The Securities and Exchange Commission.

     Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes tendered by Holders thereof pursuant to the Exchange Offer.

     Effectiveness Deadline: As defined in Section 3(a) and 4(a) hereof.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Exchange Offer: The exchange and issuance by the Company of a principal amount of Series B Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Series A Notes that are tendered by such Holders in connection with such exchange and issuance.

     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

     Exempt Resales: The transactions in which the Initial Purchasers may sell the Series A Notes to (i) certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and (ii) persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act.

     Filing Deadline: As defined in Sections 3(a) and 4(a) hereof.

     Holders: As defined in Section 2 hereof.

     Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Recommencement Date: As defined in Section 6(d) hereof.

     Registration Default: As defined in Section 5 hereof.

     Registration Statement: Any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Notes pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     Regulation S: Regulation S promulgated under the Act.

     Restricted Broker-Dealer: Any Broker-Dealer that holds Series B Notes that were acquired in the Exchange Offer in exchange for Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its affiliates).

     Rule 144: Rule 144 promulgated under the Act.

     Series B Notes: The Company's 15% Series B Senior Discount Notes due 2007 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

     Shelf Registration Statement: As defined in Section 4 hereof.

     Suspension Notice: As defined in Section 6(d) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     Transfer Restricted Notes: Each Series A Note until (1) the date on which such Series A Note has been exchanged by a person other than a broker-dealer for a Series B Note in the Exchange Offer, (2) following the exchange by a broker-dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (3) the date on which such Series A Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (4) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act or may be sold under Rule 144(k) under the Act.

SECTION 2. HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Notes (each, a "Holder") whenever such Person owns Transfer Restricted Notes.

SECTION 3. REGISTERED EXCHANGE OFFER

     (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date (the "Exchange Offer Filing Date"), but in no event later than 110 days after the Closing Date (for purposes of this Section 3, such 110th day being the "Filing Deadline"), (ii) use its commercially reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (for purposes of this Section 3, such 210th day being the "Effectiveness Deadline"),
(iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where such registration would result in any adverse effect to the Company, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Notes and to permit resales of Series B Notes by Broker-Dealers that tendered into the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

     (b) The Company shall use its commercially reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply in all material respects with applicable federal and state securities laws. No securities other than the Series B Notes (and the subsidiary guarantees thereof) shall be included in the Exchange Offer Registration Statement. The Company shall use its commercially reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 35 Business Days thereafter.

     (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Notes that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any sale of Series B Notes received by such Broker-Dealer in the Exchange Offer and that the Prospectus contained in the Exchange Offer Registration Statement may be used to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Notes held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

     To the extent necessary to ensure that the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company agrees to use its commercially reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer is Consummated, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Registration Statement have been sold pursuant thereto. The Company shall promptly provide copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request, in such amounts as may be reasonably requested and in no event later than two Business Days after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

     (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law (after the Company has complied with the procedures set forth in Section 6(a)(i) below) or (ii) if any Holder of Transfer Restricted Notes shall notify the Company within 20 Business Days following the Consummation of the Exchange Offer that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then the Company shall use its commercially reasonably best efforts to:

          (x) cause to be filed, on or prior to 60 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a) (ii) above (for purposes of this Section 4, such earlier date, the "Filing Deadline", but in no event shall such Filing Deadline be earlier than 110 days after the Closing Date), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration

     Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Notes the holders of which have provided the information required by Section 4(b) hereof, and

          (y) to cause such Shelf Registration Statement to become effective on or prior to the 60th day after the Filing Deadline (for purposes of this Section 4, such 60th day the "Effectiveness Deadline", but in no event shall such Effective Deadline be earlier than 210 days after the Closing
     Date).

     If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company shall remain obligated to meet the Effectiveness Deadline set forth in clause
(y).

     The Company shall use its commercially reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Notes by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time (x) (1) other than as set forth in clause (2), for a period of at least two years (as extended pursuant to Section 6(d)) following the date on which such Shelf Registration Statement first became effective under the Act, and (2) if and for as long as the Initial Purchaser is deemed to be an Affiliate of the Company, but in no event less than a period of at least two years, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Shelf Registration Statement have been sold pursuant thereto.

     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 Business Days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, or such other information as the Company may reasonably request of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or in any application to NASD. No Holder of Transfer Restricted Notes shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

     If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated within 35 Business Days after the Exchange Offer Registration Statement is first declared effective by the Commission or (iv), subject to
Section 6(c)(i) hereof, any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately (but in any event within 5 Business Days thereafter) by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Notes affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Notes held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.50 per week per $1,000 in principal amount of Transfer Restricted Notes; provided that the Company shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the liquidated damages payable with respect to the Transfer Restricted Notes as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease to accrue.

     All accrued liquidated damages shall be paid to the Holders entitled thereto, in cash, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall comply with all applicable provisions of Section 6(c) below, shall use its commercially reasonable best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

          (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law or Commission Policy, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Notes. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect changes in Commission policy. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and
     (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

          (ii) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Notes (including, without limitation, any Holder who is a Broker Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer each Holder using the Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
     1991) and Exxon Capital Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by
     Item 507 or 508, as applicable, of Regulation S-K.

          (iii) To the extent required by the Commission, prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Corporation (available May 13,
     1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above,
     (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer and
     (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall comply in all material respects with all the provisions of Section 6(c) below and shall use its commercially reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Notes in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

          (i) use its commercially reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Notes during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its commercially reasonable best efforts to cause such amendment to be declared effective as soon as practicable, thereafter. Notwithstanding the foregoing, if (A) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company and (B) the Company notifies the Holders within two Business Days after the Board of Directors makes such determination, the Company may allow the Shelf Registration Statement to fail to be effective and usable as a result of such nondisclosure for up to 40 days during the two-year period of effectiveness required by Section 4 hereof, but in no event for a period in excess of 30 consecutive days; provided that the two-year period referred to in Section 4 hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions;

          (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply, in all material respects, with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

          (iii) advise the selling Holders, the underwriter(s), if any, and any Affiliated Market Maker promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes under state securities or Blue Sky laws, the Company shall use its commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv) subject to Section 6(c)(i), if any fact or event contemplated by
     Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (v) furnish to the Initial Purchaser, any Affiliated Market Maker and each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such selling Holders and each of the underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such selling Holders or the underwriter(s) shall reasonably object in writing within five Business Days after the receipt thereof. A selling Holder or the underwriter(s) shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act specified in such written objection;

          (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders, the underwriter(s) and Affiliated Market Makers in connection with such exchange or sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Persons may reasonably request;

          (vii) make available upon reasonable advance notice and at reasonable times for inspection by the selling Holders, underwriters, if any, and any Affiliated Market Maker participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s), all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, Affiliated Market Maker, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus, except if the Company obtains "confidential treatment" for any document or information in accordance with the rules of the Commission), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement;

          (viii) if reasonably requested by any selling Holders, the underwriter(s), if any, or any Affiliated Market Maker, in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders, underwriter(s), if any, and any Affiliated Market Maker may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Notes and the use of the Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (ix) furnish to each selling Holder, each of the underwriter(s), if any, and each Affiliated Market Maker in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (x) deliver to each selling Holder, each of the underwriter(s), if any, and each Affiliated Market Maker without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s) in connection with the offering and the sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto and all market making activities of such Affiliated Market Maker, as the case may be;

          (xi) enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Notes pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any selling Holder of Transfer Restricted Notes in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, and also in connection with market making activities by any Affiliated Market Maker, the Company shall:

               (A) upon the reasonable request of any selling Holder, furnish (or in the case of paragraphs (2) and (3) below, use its commercially reasonable best efforts to cause to be furnished) to each selling Holder and each underwriter, if any, upon the effectiveness of the Shelf Registration Statement or upon Consummation of the Exchange Offer, as the case may be:

                    (1) a certificate, dated such date, signed on behalf of the
               Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (a), (b) and (d) of Section 9 of the Purchase Agreement and such other similar matters as the selling Holders and/or underwriter(s) may reasonably request;

                    (2) an opinion, dated the date of Consummation of the
               Exchange Offer, or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company covering matters similar to those set forth in paragraph
               (e) of Section 9 of the Purchase Agreement and such other matters as the selling Holder and/or underwriter(s) may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus or information included therein as to any selling Holder or underwriter which information was provided in writing to the Company or its counsel by such selling Holder or underwriter for inclusion therein; and

                    (3) a customary comfort letter, dated the date of
               Consummation of the Exchange Offer, or as of the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to paragraph (g) of
               Section 9 of the Purchase Agreement; and

               (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Shelf Registration Statement the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

               (C) deliver such other documents and certificates as may be reasonably requested by the selling Holders and the underwriter(s), if any, to evidence compliance with clause (A) above and with any customary conditions contained in the any agreement entered into by the Company pursuant to this clause (xi);

          The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in
     (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and the selling Holders promptly and if reasonably requested by such Persons, shall confirm such advice in writing;

          (xii) prior to any public offering of Transfer Restricted Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders or the underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xiii) issue, upon the request of any Holder of Series A Notes covered by any Shelf Registration Statement contemplated by this Agreement, Series B Notes having an aggregate principal amount equal to the aggregate principal amount of Series A Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder, such Series B Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Series B Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

          (xiv) in connection with any sale of Transfer Restricted Notes that will result in such securities no longer being Transfer Restricted Notes, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Notes in such denominations and such names as the selling Holders may reasonably request at least two Business Days prior to such sale of Transfer Restricted Notes;

          (xv) use its commercially reasonable best efforts to cause the disposition of the Transfer Restricted Notes covered by the Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Notes, subject to the proviso contained in clause
     (xii) above;

          (xvi) provide a CUSIP number for all Transfer Restricted Notes not later than the effective date of a Registration Statement covering such Transfer Restricted Notes and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Notes which are in a form eligible for deposit with The Depository Trust Company;

          (xvii) otherwise use its commercially reasonable best efforts to comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

          (xviii) make appropriate officers of the Company reasonably available to the selling Holders for meetings with prospective purchasers of the Transfer Restricted Notes and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Notes;

          (xix) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their respective commercially reasonable best efforts to cause such Registration Statement to become effective and approved by such U.S. governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Notes to consummate the disposition of such Transfer Restricted Notes; provided that the Company shall not take any position during review by the NASD that would, in any manner, create the implication that the offering of the Series A Notes on the Closing Date by the Company should be or is subject to the rules and regulations of the NASD;

          (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its commercially reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

          (xxi) provide promptly to each Holder, the Initial Purchaser and each Affiliated Market Maker upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

     (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, and each Affiliated Market Maker agrees that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses and, if requested by the Company, deliver a certificate to the Company executed by an executive officer or other responsible representative of such Holder certifying as to such destruction or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses, whether for exchanges, sales, market making or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Transfer Restricted Notes; (but limited in accordance with Section 7(b)); (v) all application and filing fees in connection with listing the Series B Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder of Transfer Restricted Notes being registered shall pay all commissions, placement agent fees and underwriting discounts and commissions with respect to any Transfer Restricted Notes sold by it.

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Notes being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel or such other counsel as selected by the Holders of a majority in principal amount of the Transfer Restricted Notes for whose benefit such Registration Statement is being prepared; provided, however, that in the event the Initial Purchasers hold a majority in principal amount of the Transfer Restricted Notes, Cahill Gordon & Reindel shall be selected as counsel to the Holders and the fees and disbursements of Cahill Gordon & Reindel paid by the Initial Purchasers shall not be reimbursed.

SECTION 8. INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless each Holder (each such Holder, an "Indemnified Holder"), its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary Prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any holder or any prospective purchaser of Series B Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchaser to the extent that any such loss, claim, damage, liability or judgment results from the fact that both (A) a copy of the Prospectus was not sent or given to such Person at or prior to the written confirmation of the sale of Series A Notes to such Person and (B) the untrue statement in or omission from the Preliminary Prospectus was corrected in the Prospectus.

     (b) Each Holder of Transfer Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, officers, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company to each of the Indemnified Holders, but only with reference to information relating to such Indemnified Holder furnished in writing to the Company by such Indemnified Holder expressly for use in any Registration Statement. In no event shall any Indemnified Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Indemnified Holder with respect to its sale of Transfer Restricted Notes pursuant to a Registration Statement exceeds (i) the amount paid by such Indemnified Holder for such Transfer Restricted Notes and (ii) the amount of any damages that such Indemnified Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action or proceeding (including any governmental or regulatory proceeding) shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify in writing the Person against whom such indemnity may be sought (the "indemnifying person") and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), an Indemnified Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Indemnified Holder); provided, that failure to give any such notice of indemnity will not relieve the indemnifying party from its obligations pursuant to this Agreement, except to the extent that such indemnifying party has been materially prejudiced by such failure. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty Business Days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. Except as set forth in the immediately preceding sentence, the indemnifying party shall not be liable for any settlement entered into by an indemnified party without the prior written consent, which consent shall not be unreasonably withheld, of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein (other than by reason of the proviso in Section 8(a)), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Holders, on the other hand, from their sale of Transfer Restricted Notes or (ii) if the allocation provided by clause 8(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the Indemnified Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Indemnified Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Notes pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Notes plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Notes held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144 and RULE 144A

     The Company agrees with each Holder, for so long as any Transfer Restricted Notes remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Notes, to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144.

SECTION 10. UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

     For any underwritten offering, the investment banker or investment bankers and manager or managers for any underwritten offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering; provided that such investment bankers and managers must be reasonably acceptable to the Company. Such investment bankers and managers are referred to herein as the "underwriters."

SECTION 12. MISCELLANEOUS

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser, any Affiliated Market Maker or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser, any Affiliated Market Maker or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 12(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Notes and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes (excluding Transfer Restricted Notes held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Notes subject to such Exchange Offer.

     (d) Third Party Beneficiary. The Holders and Affiliated Market Makers shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) if to the Company:

               Middle American Tissue Inc.
               135 Engineers Road
               Hauppauge, New York 11788
               Telecopier No.:  (516) 435-8980
               Attention:  President and Chief Executive Officer

               With a copy to:

               Mandel & Resnik P.C.
               220 East 42nd Street
               New York, New York  10017
               Telecopier No.:  (212) 573-0067
               Attention:  Nicholas J. Kaiser, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     Upon the date of filing of the Exchange Offer or a Shelf Registration Statement, as the case may be, notice shall be delivered to Donaldson, Lufkin & Jenrette Securities Corporation (in the form attached hereto as Exhibit A) and shall be addressed to: Attention: Louise Guarneri (Compliance Department), 277 Park Avenue, New York, New York 10172.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Notes; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Notes in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Notes. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            MIDDLE AMERICAN TISSUE INC.


                                            By: /s/ Nourollah Elghanayan
                                                ------------------------
                                                    Nourollah Elghanayan
                                                    Chairman of the Board


                                            By: /s/ Mehdi Gabayzadeh
                                                ------------------------
                                                    Mehdi Gabayzadeh
                                                    President

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                   DLJMB Funding II, Inc.

                                   By: DLJMB Funding, Inc.

                                       /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:


                                   DLJ Merchant Banking Partners II, L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner

                                       /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:



                                   DLJ Merchant Banking Partners II-A, L.P.

                                   By: DLJ Merchant Banking II, Inc.
                                       Managing General Partner

                                       /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:


                                   DLJ FIRST ESC L.P.

                                   By: DLJ LBO PLANS MANAGEMENT
                                       CORPORATION
                                       General Partner

                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:

                                   DLJ OFFSHORE PARTNERS II, C.V.

                                   By: DLJ MERCHANT BANKING II, INC.
                                       Managing General Partner

                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:


                                   DLJ EAB PARTNERS, L.P.

                                   By: DLJ LBO PLANS MANAGEMENT
                                       CORPORATION
                                       General Partner


                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:


                                   DLJ ESC II L.P.

                                   By: DLJ LBO PLANS MANAGEMENT
                                       CORPORATION
                                       General Partner

                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:


                                   DLJ DIVERSIFIED PARTNERS, L.P.

                                   By: DLJ DIVERSIFIED PARTNERS, INC.
                                       Managing General Partner

                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:



                                   DLJ DIVERSIFIED PARTNERS-A, L.P.

                                   By: DLJ DIVERSIFIED PARTNERS, INC.
                                       Managing General Partner


                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:

                                   DLJ MILLENNIUM PARTNERS, L.P.

                                   By: DLJ MERCHANT BANKING II, INC.
                                       Managing General Partner

                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title:


                                   DLJ MILLENNIUM PARTNERS-A, L.P.

                                   By: DLJ MERCHANT BANKING II, INC.
                                       Managing General Partner

                                   By: /s/ Andrew Rush
                                       ----------------------------
                                       Name:
                                       Title: